As filed with the Securities and Exchange Commission on March 25, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APARTMENT TRUST OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)

4901 Dickens Road, Suite 101
Richmond, Virginia 23230
Maryland	(804) 237-1335	20-3975609

(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Stanley J. Olander, Jr.
Chief Executive Officer
Apartment Trust of America, Inc.
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
(804) 237-1335
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.
Seth K. Weiner, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Registration
to Be Registered	Registered	Share(1)	Price(1)	Fee
Common Stock, $0.01 par value per share	10,000,000 shares	$9.50	$95,000,000	$11,030(2)

(1)	The proposed maximum offering price per share will equal $9.50 per share unless subsequently adjusted by our board of directors.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

APARTMENT TRUST OF AMERICA, INC.
Prospectus

Second Amended and Restated Distribution Reinvestment Plan
10,000,000 Shares

Apartment Trust of America, Inc. is a Maryland corporation which qualifies as a real estate investment trust. We primarily invest in a diverse portfolio of apartment communities with stable cash flows and growth potential in select U.S. metropolitan areas.

We have established a Second Amended and Restated Distribution Reinvestment Plan (DRP) designed to provide existing holders of shares of our common stock with an economical and convenient method to designate the cash distributions on all or a portion of their shares for reinvestment in more shares through the DRP. Some of the significant features of the DRP are as follows:

•	Our current stockholders may purchase additional shares, if desired, by automatically reinvesting all of their cash distributions in shares under the DRP.

•	The purchase price for shares under the DRP, until such time as our board of directors determines a reasonable estimate of the value of the shares of our common stock, will be $9.50 per share, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders. On or after the date our board of directors determines a reasonable estimate of the value of the shares of our common stock, the purchase price for shares under the DRP will equal the most recently disclosed estimated value of the shares of our common stock, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders.

•	Stockholders may participate in the DRP by completing and executing an enrollment form. Enrollment forms are attached as part of Exhibit A to this prospectus and may be obtained at any time by calling Apartment Trust of America, Inc. Investor Services at (804) 237-1335 or by writing to them at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230. If you are already enrolled in the DRP, no action is required.

•	You may terminate your participation in the DRP at any time without penalty by delivering written notice to us. A withdrawal from participation in the DRP will be effective with respect to distributions for a quarterly or monthly distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period.

•	We will offer shares pursuant to the DRP until we sell all $95,000,000 worth of shares in this offering; provided, however, that our board of directors may amend or terminate the DRP for any reason, other than an amendment to provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to the DRP or to revoke a participant’s right to withdraw from the DRP, by providing ten days’ written notice to participants in the plan.

•	Cash distributions are still taxable even though they will be reinvested in shares of our common stock pursuant to the DRP.

•	There is no public trading market for our shares, and there can be no assurance that a market will develop in the future.

•	You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

The Offering:

	Number of Shares Being	Offering Price Per	Maximum Proceeds
	Offered	Share	(Before Expenses)

Common Stock, $0.01 par value per share	10,000,000	$9.50	$95,000,000

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Apartment Trust of America, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is March 25, 2011

PROSPECTUS SUMMARY

Apartment Trust of America, Inc.

Apartment Trust of America, Inc. is a Maryland corporation, incorporated on December 21, 2005, that elected to be taxed as a real estate investment trust (REIT) under federal tax law beginning with the year ended December 31, 2006. Our objective is to acquire quality apartment communities so we can provide our stockholders with:

•	stable cash flows available for distribution to our stockholders;

•	preservation, protection and return of capital; and

•	growth of income and principal without taking undue risk.

Additionally, we intend to:

•	invest in income-producing real estate and real estate-related investments in a manner which permits us to continue to qualify as a REIT for federal income tax purposes; and

•	realize capital appreciation upon the ultimate sale of our properties.

We invest primarily in existing apartment communities. To the extent it is in our stockholders’ best interest, we intend to invest in a geographically diversified portfolio of apartment communities. Although our focus is on apartment communities, our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, income-producing commercial properties. In addition to our acquisition of apartment communities and other income-producing commercial properties, we may make real estate-related investments, such as mortgage, mezzanine, bridge and other loans, common and preferred equity securities, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. Our offices are located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230. Our telephone number is (804) 237-1335. The e-mail address of our investor relations department is investor-relations@atareit.com. We sometimes refer to Apartment Trust of America, Inc. as “Apartment Trust of America” in this prospectus.

We commenced our initial public offering of shares of our common stock on July 19, 2006 and terminated our initial public offering on July 17, 2009. We issued a total of 16,549,615 shares pursuant to our initial offering, including 15,738,457 shares sold pursuant to the primary offering and 811,158 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $164,924,000.

We commenced sales of shares of our common stock to the public pursuant to our follow-on public offering on July 20, 2009 (Registration No. 333-157375), and suspended the primary portion of such offering effective December 31, 2010. As of March 25, 2011, we had received and accepted subscriptions in our follow-on public offering for 3,639,472 shares of our common stock, including 2,992,777 shares sold pursuant to the primary offering and 646,695 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $36,029,000. Combined with our initial public offering, we had received a total of approximately $200,953,000 in gross offering proceeds as of March 25, 2011. As of January 1, 2011, we have suspended sales pursuant to the primary offering portion of our follow-on public offering. We will stop offering shares under the distribution reinvestment plan portion of our follow-on offering before we begin offering shares under this prospectus.

As of March 25, 2011, we owned 15 properties consisting of 3,973 apartment units, which had an aggregate purchase price of $377,787,000, located in five states.

Our Advisor

ROC REIT Advisors, LLC (ROC REIT Advisors), a Virginia limited liability company, is our advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. ROC REIT Advisors is owned by Stanley J. Olander, Jr., David L. Carneal and Gustav G. Remppies, each of whom are our executive officers.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We currently have five members on our board of directors. Three of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering up to 10,000,000 shares of our common stock to our existing stockholders pursuant to the DRP. The purchase price for shares under the DRP, until such time as our board of directors determines a reasonable estimate of the value of the shares of our common stock, will be $9.50 per share, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders. On or after the date our board of directors determines a reasonable estimate of the value of the shares of our common stock, the purchase price for shares under the DRP will equal the most recently disclosed estimated value of the shares of our common stock, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders. We will offer shares pursuant to the DRP until we sell all $95,000,000 worth of shares in this offering; provided, however, that our board of directors may amend or terminate the DRP for any reason, other than an amemdment to provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to the DRP or to revoke a participant’s right to withdraw from the DRP, by providing ten days’ written notice to participants in the plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Second Amended and Restated Distribution Reinvestment Plan

This prospectus describes our DRP, which is designed to offer our existing stockholders a simple and convenient method of purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of directors may terminate the DRP in our discretion at any time upon ten days’ written notice to plan participants.

Use of Proceeds

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission (SEC), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2010 and all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRP

The DRP is designed to offer our existing stockholders a simple and convenient method of purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. We will use the proceeds received from sales of the shares for general corporate purposes, including but not limited to working capital, investment in real estate and repayment of debt.

How to Enroll in the DRP

You can participate in the DRP if you currently own shares of our common stock and the shares are registered in your name. If you have stock registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRP, you will need to arrange for that entity to transfer ownership of the shares to you.

Eligible persons may join the DRP at any time by completing and executing an enrollment form. Enrollment forms are attached as part of Exhibit A to this prospectus and may be obtained at any time by calling Apartment Trust of America, Inc. Investor Services at (804) 237-1335 or by writing to them at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230. Participation in the DRP will commence with the next distribution payable after receipt of your election to participate, provided it is received at least ten days prior to the last day of the quarterly or monthly distribution period, as applicable, to which such distribution relates.

You will remain a participant of the DRP until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Your Participation in the DRP”).

Reinvestment of Your Distributions

If you choose to participate in the DRP, we will apply cash distributions on the shares of stock registered in your name to purchase additional shares for you directly from us. Participants are required to have the full amount of their cash distributions with respect to all shares of stock owned by them reinvested pursuant to the DRP. The allocation of shares of our common stock among participants may result in the ownership of fractional shares, computed to four decimal places.

The distributions paid on shares acquired through the DRP will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Source and Purchase Price of the Shares

There is no public trading market for the shares of our common stock, and there can be no assurance that a market will develop in the future. The purchase price for shares under the DRP, until such time as our board of directors determines a reasonable estimate of the value of the shares of our common stock, will be $9.50 per share, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders. On or after the date our board of directors determines a reasonable estimate of the value of the shares of our common stock, the purchase price for shares under the DRP will equal the most recently disclosed estimated value of the shares of our common stock, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders.

The initial selling price of $9.50 per share was arbitrarily determined by our board of directors, and such price bears no relationship to our book or asset value, or to any other established criteria for valuing issued or outstanding shares. The selling price may not be indicative of the price at which the shares may trade if they were listed on an exchange or of the proceeds that a stockholder may receive if we liquidated or dissolved.

When Shares Will Be Purchased

Shares will be purchased for you under the DRP within 30 days after the payment date for the distribution used to purchase the shares. We intend to pay distributions monthly. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares of our common stock then available for purchase, we will purchase all available shares of our common stock and will return all remaining distributions to the participants within 30 days after the date such distributions are paid. We will allocate the purchased shares of our common stock among the participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected in our records.

Cost of Participating in the Program

You will not incur any brokerage commissions, dealer manager fees, organizational and offering expenses, or service charges when purchasing shares under the DRP. All costs of administration of the DRP will be borne by us.

Tracking Your Investment

Within 90 days after the end of each calendar year, we will mail you a statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the DRP during the prior year. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the Subscription Agreement for your initial purchase of shares becomes inaccurate. Tax information regarding your participation in the DRP will be sent to you at least annually.

In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.

Book-Entry Evidence for Shares Acquired Under the DRP

All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in the DRP will be shown on your regular statement of account.

Selling Shares Acquired Under the DRP

You may sell the shares held in the DRP, and your other shares, at any time, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a REIT. However, there is currently no liquid market for our shares and we do not expect one to develop. Consequently, there may not be a readily available buyer for your shares.

Prior to the listing of the shares on a national securities exchange, your transfer of shares will terminate participation in the DRP with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to us that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other instrument required by us.

Terminating Your Participation in the DRP

You may terminate your participation in the DRP at any time upon written notice to us. If you choose to terminate your participation in the DRP, you must terminate your entire participation in the DRP and you will not be allowed to terminate in part. To be effective for any quarterly or monthly distribution period, as applicable, such notice must be received by us at least ten days prior to the last day of the distribution period.

We may terminate your individual participation in the DRP at any time upon ten days’ prior written notice to you; provided, however, that we may terminate your participation in the DRP immediately if in our judgment your participation jeopardizes in any way our status as a REIT.

If we terminate your participation in the DRP or you terminate your participation in the DRP, we will update our stock records to account for all whole shares of common stock purchased by you pursuant to the DRP, and if any fractional shares of common stock exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares of our common stock, or (b) credit your stock ownership account with any such fractional shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRP will be sent directly to you. There are no fees associated with you terminating your interest in the DRP or our termination of the DRP. If you terminate your interest in the DRP, you will be allowed to participate in the DRP again by notifying us and completing any required forms.

Tax Consequences of Your Participation in the DRP

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is applied as a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

If you participate in the DRP, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders; subject to narrow exceptions, REIT distributions, including deemed dividends under the DRP, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any DRP distributions. The shares received by you pursuant to the DRP will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in the DRP is intended only as a general discussion of the current federal income tax consequences of participating in the DRP. Since each stockholder’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the DRP.

Amendment or Termination of the DRP

We reserve the right to amend any aspect of the DRP at our sole discretion and without the consent of stockholders, provided that notice of any amendment is mailed to participants at least ten days prior to the effective date of that amendment and provided that we may not amend the DRP to provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to the DRP or to terminate a participant’s right to withdraw from the DRP. We also reserve the right to terminate the DRP for any reason at any time by ten days prior written notice of termination to all participants.

If the DRP is terminated, we will update our stock records to account for all whole shares of common stock purchased by you pursuant to the DRP, and if any fractional shares of common stock exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares of our common stock, or (b) credit your stock ownership account with any such fractional shares. Any future distributions with respect to your shares made after the effective date of the termination of the DRP will be sent directly to you.

Voting Rights of Shares Acquired Under the DRP

Shares in your DRP account will be voted as you direct. As a stockholder, you will receive a proxy card in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRP account. You may also vote your shares, including those in your DRP account, in person at any annual or special meeting of stockholders.

Our Liability Under the DRP

We will not have any responsibility or liability as to the value of our shares or any change in the value of the shares acquired for each participant’s account, and we will not be liable for any act done in good faith, or for any good faith omission to act. In addition, our charter provides that we will generally indemnify and hold harmless a director, an officer or our advisor or any affiliate of our advisor acting as our agent and their respective officers, directors, managers and employees against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, our advisor or affiliates of our advisor will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DRP.

Governing Law

The terms and conditions of the DRP and its operation will be governed by the laws of the State of Maryland.

Contact for Documents Regarding the DRP

All requests for forms regarding the DRP and documents incorporated by reference into this prospectus should be sent to:

APARTMENT TRUST OF AMERICA, INC. INVESTOR SERVICES
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
(804) 237-1335

USE OF PROCEEDS

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. We cannot predict with any certainty how much DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $53,000 (or less than 1% of the maximum DRP proceeds).

PLAN OF DISTRIBUTION

We are offering a maximum of 10,000,000 shares to our current stockholders through the DRP. The purchase price for shares under the DRP, until such time as our board of directors determines a reasonable estimate of the value of the shares of our common stock will be $9.50 per share, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders. On or after the date our board of directors determines a reasonable estimate of the value of the shares of our common stock, the purchase price for shares under the DRP will equal the most recently disclosed estimated value of the shares of our common stock, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of our assets, or other special distributions so designated by our board of directors, distributed to stockholders. We have no basis for estimating the number of shares that will be sold.

We will not engage any person to participate in or facilitate the distribution of shares under the DRP, and we will not pay any selling commissions, dealer manager fees or any other remuneration in connection with the sale of shares pursuant to the DRP.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the DRP is terminated comprise the incorporated documents:

(a)	The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-157375) filed with the SEC on February 17, 2009, as amended;

(b)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 25, 2011; and

(c)	Our Current Reports on Form 8-K filed with the SEC on January 5, 2011 and March 1, 2011.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to Apartment Trust of America, Inc. Investor Services at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, telephone (804) 237-1335.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including Apartment Trust of America, Inc.) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

APARTMENT TRUST OF AMERICA, INC.

Prospectus
Second Amended and Restated Distribution Reinvestment Plan
10,000,000 Shares of Common Stock

ALPHABETICAL INDEX	PAGE

Cautionary Note Regarding Forward-Looking Statements	4
Experts	12
Incorporation of Certain Information by Reference	12
Legal Matters	12
Plan of Distribution	11
Prospectus Summary	1
Risk Factors	4
Summary of Our Distribution Reinvestment Plan	5
Use of Proceeds	10
Where You Can Find Additional Information	13

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

March 25, 2011

EXHIBIT A
SECOND AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
Apartment Trust of America, Inc.

Apartment Trust of America, Inc., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any holder of shares of common stock of the Company, par value $0.01 per share (the “Shares”) may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing the enrollment form enclosed herein or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. If a stockholder’s Shares are held by a broker or nominee and the stockholder wants to participate in the Plan, the stockholder must make appropriate arrangements with its broker or nominee.

2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or before 10 days prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 8. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors (the “Board”). A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) Until such time as the Board determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) Organizational and offering expenses will not be paid or reimbursed for the Shares purchased pursuant to the Plan.

(e) All costs of administration of the Plan will be paid by the Administrator. However, any interest earned on distributions on shares within the Plan will be paid to the Administrator to defray certain costs relating to the Plan.

(f) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(g) Distributions shall be invested in Shares by the Administrator within 30 days following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(h) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(i) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.

4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder. This includes, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon a Participant’s death, the prices at which Shares are purchased, the times when purchases are made, or fluctuations in the market price of the Shares.

5. Suitability. Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.

6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes. The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the Plan and the disposition of any Shares purchased pursuant to the Plan.

Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in the Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the Plan. Specifically, Participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the Shares pursuant to the Plan. To the extent that a stockholder purchases Shares through the Plan at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to Participants will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

Receipt of Share Certificates and Cash. Participants will not realize any income if they receive certificates for whole shares credited to their account pursuant to the Plan. Any cash received for a fractional share held in the Participant’s account will be treated as an amount realized on the sale of the fractional share. Participants therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and their tax basis in the fractional share.

8. Termination.

(a) A Participant may terminate his participation in the Plan with respect to all, but not less of than all, of the Participant’s Shares (including Shares held for the Participant’s account pursuant to the Plan) at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or before 10 days prior to the last day of the period to which such Distribution relates.

(b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator on or before 10 days prior to the last day of the month in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(d) Upon termination of a Participant’s participation in the Plan (either by the Participant or the Company), the stock ownership records will be updated to include the number of whole shares in the Participant’s Plan account. For any fractional shares of stock in the Participant’s Plan account, the Administrator may either (i) send the Participant a check in payment for any fractional shares in their account, or (ii) credit their stock ownership account with any such fractional shares.

9. Eligibility Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including states and foreign jurisdictions where the Shares are neither registered under applicable securities laws nor exempt from registration. The Company reserves the right to prohibit certain employee benefit plans from participating in the Plan if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

10. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 10 days prior to the effective date thereof to each Participant; provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to the Plan or (b) revoke a Participant’s right to terminate his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing 10 days’ prior written notice to a Participant, or to all Participants, as the case may be; provided, however, that the Company may terminate any Participant’s participation in the Plan at any time by notice to such Participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code of 1986, as amended; provided, further, that any participation that is subsequently determined, in the opinion of the Board, to jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code of 1986, as amended, will be voiced, ab initio.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

11. Voting. Participants in the Plan will be able to vote all Shares (including fractional shares) credited to their account pursuant to the Plan at the same time they vote the Shares registered in their name on the records of the Company.

12. Stock Dividends, Stock Splits and Rights Offerings. A Participant’s Plan account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on Shares held by the Participant pursuant to the Plan. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to Participants based on their total share holdings, including Shares held in their Plan account.

13. Interpretation and Regulation of the Plan. The Company reserves the right, without notice to Participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

14. Participation by Limited Partners of Apartment Trust of America Holdings, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Apartment Trust of America Holdings, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

15. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

16. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator, which will satisfy the Administrator’s duty to give notice. Each Participant shall notify the Administrator promptly in writing of any changes of address. If a Participant moves his or her residence to a state where Shares offered pursuant to the Plan are neither registered nor exempt from registration under applicable securities laws, the Company may deem the Participant to have terminated participation in the Plan.

ENROLLMENT FORM
APARTMENT TRUST OF AMERICA, INC.
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

To Join the Second Amended and Restated Distribution Reinvestment Plan:

Complete and return this form. Be sure to include your signature in order to indicate your participation in the Plan.

I hereby appoint Apartment Trust of America, Inc. (the “Company”) (or any designee or successor), acting as Plan Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the Plan as described in the applicable prospectus, and that I may revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Second Amended and Restated Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by Apartment Trust of America, Inc. (the “Registrant”), all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 10,000,000 shares except the registration fee.

SEC Registration Fee	$11,030
Printing and Postage Expenses	5,000
Legal Fees and Expenses	12,000
Accounting Fees and Expenses	15,000
Blue Sky Fees and Expenses	10,000

Total expenses	$53,030

Item 15.	Indemnification of the Officers and Directors

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

Item 16.	Exhibits

The list of exhibits filed as part of this Registration Statement on Form S-3 is submitted in the Exhibit Index following the signature page.

Item 17.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, this 25th day of March, 2011.

APARTMENT TRUST OF AMERICA, INC.

By:	/s/ Stanley J. Olander, Jr.
Stanley J. Olander, Jr., Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Stanley J. Olander, Jr., David L. Corneal and Gustav G. Remppies, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Stanley J. Olander, Jr. Stanley J. Olander, Jr.	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 25, 2011

/s/ Andrea R. Biller Andrea R. Biller	Director	March 25, 2011

/s/ Glenn W. Bunting, Jr. Glenn W. Bunting, Jr.	Director	March 25, 2011

/s/ Robert A. Gary, IV Robert A. Gary, IV	Director	March 25, 2011

/s/ Richard S. Johnson Richard S. Johnson	Director	March 25, 2011

Signature Page

EXHIBIT INDEX

Exhibit No.		Description

4.1		Articles of Amendment and Restatement of NNN Apartment REIT, Inc. dated July 18, 2006 (included as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
4.2		Articles of Amendment to the Articles of Amendment and Restatement of Grubb & Ellis Apartment REIT, Inc., dated December 7, 2007 (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 2007 and incorporated herein by reference)
4.3		Second Articles of Amendment to the Articles of Amendment and Restatement of Grubb & Ellis Apartment REIT, Inc., dated June 22, 2010 (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 23, 2010 and incorporated herein by reference)
4.4		Third Articles of Amendment to the Articles of Amendment and Restatement of Grubb & Ellis Apartment REIT, Inc., dated December 28, 2010 (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 5, 2011 and incorporated herein by reference)
4.5		Amended and Restated Bylaws of NNN Apartment REIT, Inc. dated July 19, 2006 (included as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
4.6		Amendment to Amended and Restated Bylaws of NNN Apartment REIT, Inc., dated December 6, 2006 (included as Exhibit 3.6 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-130945) filed on January 31, 2007 and incorporated herein by reference)
4.7		Agreement of Limited Partnership of NNN Apartment REIT Holdings, LP dated July 19, 2006 (included as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 and incorporated herein by reference)
4.8		First Amendment to Agreement of Limited Partnership of Grubb & Ellis Apartment REIT Holdings, LP, dated June 3, 2010 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 3, 2010 and incorporated herein by reference)
4.9		Amended and Restated Share Repurchase Plan (included as Exhibit D to the Registrant’s Prospectus filed pursuant to Rule 424(b)(3) (File No. 333-157375) filed April 28, 2010, and incorporated herein by reference)
4	.10*	Second Amended and Restated Distribution Reinvestment Plan (included as Exhibit A to prospectus)
5	.1*	Opinion of Venable LLP as to legality of securities
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24	.1*	Power of Attorney (included on the signature page of the registration statement)

*	Filed herewith.